UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2017 (December 27, 2017)

GREEN SPIRIT INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-141929	14-1982491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Cond. Madrid Suite 304, 1760 Loiza Street
San Juan, Puerto Rico 00911

(Address of principal executive offices) (zip code)

(787) 641-8447

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copy to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2017, Green Spirit Industries Inc., a Nevada corporation (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with selected accredited investors (the “Investors”). Pursuant to the terms of the Subscription Agreement, the Company offered in a private placement (the “Offering”) up to Five Million Dollars ($5,000,000) of shares of the Company’s common stock, par value $0.001 per share (the “Shares”).

The Offering closed on December 28, 2017. The Company issued a total of 7,075,293 Shares for total gross proceeds of $5,000,000.

The foregoing description of the Subscription Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the completed text of the Subscription Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

In connection with the foregoing issuances, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) for transactions not involving a public offering.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 27, 2017, the Company’s wholly-owned operating subsidiary, Project 1493, LLC (“1493”), entered into a final purchasing agreement (the “Agreement”) with Healing Herbs Corporation, a corporation organized under the laws of the Commonwealth of Puerto Rico (“HHC”), pursuant to which 1493 acquired all of the legal rights, permits, licenses, leading contracts and assets pertaining to a medical marijuana dispensary (the “Healing Herbs Dispensary”) in exchange for $128,000 cash consideration. The Healing Herbs Dispensary was pre-qualified by the Department of Health of Puerto Rico (the “DHPR”) on October 24, 2016, and it will not be fully licensed until the DHPR issued the requisite operating permit. The Agreement contains customary representations and considerations of each of the parties.

In connection with the Agreement, 1493, HHC and the landlord of the location of the Healing Herbs Dispensary (the “Landlord”), entered into an assignment of lease on December 27, 2017 (the “Lease Assignment”), which transfers and/or assigns the rights under the lease agreement for the location of the Healing Herbs Dispensary to 1493. HHC entered into such lease agreement, dated October 6, 2016, with Landlord to lease approximately 1,150 square feet. The lease is for a term of three (3) years, commencing on November 1, 2016, with an option to renew as well as the first option to purchase the property should Landlord choose to sell it. The lease payments for such location will be $1,600 per month, with an increase of 5% every two years. In addition, the tenant must maintain public liability insurance which shall include the Landlord for up to $1,000,000.

The foregoing descriptions of the Agreement and the Lease Assignment do not purport to be complete and are subject to, and qualified in their entirety by reference to the completed text of the Agreement and Lease Assignment, filed as Exhibits 10.2 and 10.3, respectively, hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 1.01 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Form of Subscription Agreement
10.2	Final Purchasing Agreement between Healing Herbs Corporation and Project 1493, LLC, dated December 27, 2017
10.3	Lease Assignment, by and among Healing Herbs Corporation, Project 1493, LLC and the Landlord, dated December 27, 2017

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN SPIRIT INDUSTRIES INC.

Dated: December 29, 2017	By:	/s/ Thomas Gingerich
	Name:	Thomas Gingerich
	Title:	Chief Financial Officer

3